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                              CONSENT TO BE NAMED


        Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"), I, Arnold B. Pollard, do hereby consent to be named in the Registration Statement on Form S-1 of Delta Financial Corporation as a proposed Director of Delta Financial Corporation.


DATED:  OCTOBER 8, 1996


BY: /s/ ARNOLD B. POLLARD
    _____________________